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                            UNDERWRITING AGREEMENT



         AGREEMENT made this lst day of April , 19 72 between STATE FARM INCOME FUND, INC., a Maryland Corporation (hereinafter called the "Fund"), and STATE FARM INVESTMENT MANAGEMENT CORP., a Delaware corporation (hereinafter called the "Underwriter") :



                              W I T N E S S E T H:



         In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:



         1. The Fund hereby appoints the Underwriter its exclusive agent for the distribution of common stock of the Fund in jurisdictions wherein shares of the Fund may legally be offered for sale; provided, however, that the Fund in its absolute discretion, may (1) issue shares of its common stock in connection with the acquisition of assets or shares or securities of another corporation or entity or in connection with a merger or consolidation with any other corporation as and to the extent permitted by its Articles of Incorporation and any applicable laws; (2) issue or sell shares directly to the shareholders of the Fund upon such terms and conditions and for such consideration, if any, as it may determine, whether in connection with the distribution of subscription or purchase rights, the payment or reinvestment of dividends or distributions, or otherwise; or (3) issue or sell shares at net asset value to the shareholders of any other investment company, for which the Underwriter shall act as exclusive distributor, who wish to exchange all or a portion of their investment in shares of such other investment company for shares of the Fund.



         2. The Underwriter hereby accepts appointment as exclusive agent for the distribution of the common stock of the Fund and agrees that it will use its best efforts with reasonable promptness to sell such part of the authorized shares of the common stock of the Fund remaining unissued as from time to time shall be effectively registered under the Securities Act of 1933 ("Securities Act"), at prices determined as hereinafter provided and on terms hereinafter set forth, all subject to applicable federal and state laws and regulations and to the Articles of Incorporation of the Fund, and subject also to such limitations on the class of investors to whom shares may be offered as may, from time to time, be described in the Fund's prospectus currently effective under the Securities Act of 1933. The Underwriter may in its discretion refuse to sell shares to any particular applicant, and the Fund may similarly refuse to sell shares to any person. The Underwriter or its agent shall be entitled to rely upon the certification of any purchaser that he is a member of that class of investors to whom shares may be offered as may, from time to time, be described in the Fund's prospectus currently effective under the Securities Act of 1933.



         3. The Fund agrees that it will use its best efforts to keep effectively registered under the Securities Act for sale as herein contemplated such shares of its common stock as the Underwriter shall reasonably request and as the Securities and Exchange Commission shall permit to be so registered.



         4. Notwithstanding any other provision hereof, the Fund may suspend or withdraw the offering of shares of its common stock whenever in its judgment such action is warranted by market, economic or political conditions, or by abnormal circumstances of any kind, or when so required by the provisions of any statute or of any order, rule or regulation of any governmental body having jurisdiction.



         5. The Underwriter shall as agent of the Fund sell shares of common stock of the Fund directly or to or through qualified dealers or others in such manner, not inconsistent with the provisions hereof and the then effective Registration Statement of the Fund under the Securities Act (and
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related prospectus), as the Underwriter may determine from time to time, provided that no dealer or other person shall be appointed or authorized to act as agent of the Fund without the prior written consent of the Fund and that the form of each agreement between the Underwriter and any such dealer or other person shall have been approved by the Fund.


         6. All shares of common stock of the Fund offered for sale or sold by the Underwriter shall be so offered or sold at a price per share determined in accordance with the then current prospectus relating to the sale of such shares except as departure from such prices shall be permitted by the rules and regulations of the Securities and Exchange Commission; provided, however, that any public offering price for shares of the Fund shall be the net asset value per share in effect at the time the order for such shares is placed with the Underwriter, to which there may be added a distribution charge of not more than 9% of the public offering price. The net asset value per share shall be computed in accordance with the Articles of Incorporation of the Fund and shall be determined in the manner and at the times set forth in the then current prospectus of the Fund related to such shares.



         7. The price the Fund shall receive for all shares purchased from the Fund shall be the net asset value used in determining the public offering price applicable to the sale of such shares. The excess, if any, of the sales price over the net asset value of the shares of the common stock of the Fund sold by the Underwriter as agent shall be retained by the Underwriter as a commission for its services hereunder. Out of such commission the Underwriter may allow commissions or concessions to dealers and may allow them to others in its discretion in such amounts as the Underwriter shall determine from time to time. Except as may be otherwise determined by the Underwriter and the Fund from time to time, such commissions or concessions shall be uniform to all dealers.



         8. The Underwriter shall issue and deliver on behalf of the Fund such confirmations of sales made by it pursuant to this agreement as may be required. At or prior to the time of delivery by the Fund to or on the order of the Underwriter of certificates for any shares of common stock of the Fund, the Underwriter will pay or cause to be paid to the Fund the amount due the Fund for the sale of such shares. Certificates shall be issued or shares registered on the transfer books of the Fund in such names and denominations as the Underwriter may specify.



         9. The Fund will execute any and all documents and furnish any and all information which may be reasonably necessary in connection with the qualification of its shares of common stock for sale (including the qualification of the Fund as a dealer where necessary or advisable) in such states as the Underwriter may reasonably request (it being understood that the Fund shall not be required without its consent to qualify to do business in any jurisdiction or to comply with any requirement which in its opinion is unduly burdensome). The Underwriter, at its own expense, will effect all qualifications as dealer or broker or otherwise under all applicable state or federal laws required in order that the shares may be sold in as broad a territory as practicable.



         10. The Fund will furnish to the Underwriter from time to time such information with respect to the Fund and its shares as the Underwriter may reasonably request for use in connection with the sale of shares of the Fund. The Underwriter agrees that it will not use or distribute or authorize the use, distribution or dissemination by its dealers or others in connection with the sale of such shares any statements, other than those contained in the Fund's current prospectus, except such supplemental literature or advertising as shall be lawful under federal and state securities laws and regulations, and that it will furnish the Fund with copies of all such material.



         11. The Underwriter shall order shares of common stock of the Fund from the Fund only to the extent that it shall have received purchase orders therefor (making reasonable allowance for clerical errors and errors of transmission). The Underwriter will not make or authorize any dealers or others to make, (1) any short sales of shares of the Fund; or (2) any sales of such shares to any officers or directors of the Fund or of the Underwriter or of any corporation or association furnishing investment
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advisory, managerial, or supervisory services to the Fund, or to any such corporation or association, unless such sales are at the offering price as described in the then current prospectus relating to the sale of such shares and unless the Underwriter shall be advised that the purchases are for investment.



         12. The Underwriter, as agent of and for the account of the Fund, may repurchase the common stock of the Fund at such prices and such terms and conditions as shall be specified in the current prospectus of the Fund.



         13. In selling or reacquiring shares of common stock of the Fund for the account of the Fund, the Underwriter will in all respects conform to the requirements of all state and federal laws relating to such sale or reacquisition, as the case may be, and will indemnify and save harmless the Fund from any damage or expense on account of any wrongful act by the Underwriter or any employee, representative or agent of the Underwriter. The Underwriter will observe and be bound by all the provisions of the Articles of Incorporation of the Fund (and of any fundamental policies adopted by the Fund pursuant to the Investment Company Act of 1940, notice of which shall have been given by the Fund to the Underwriter) which at the time in any way require, limit, restrict, prohibit or otherwise regulate any action on the part of the Underwriter.



         14. The Underwriter will require each dealer to conform to the provisions hereof and the Registration Statement (and related prospectus) at the time in effect under the Securities Act with respect to the public offering price of the Fund's shares, and neither the Underwriter nor any such dealer shall withhold the placing of purchase orders so as to make a profit thereby.



         15. The Fund will pay or cause to be paid expenses (including the fees and disbursements of its own counsel) of any registration of shares of its common stock under the Securities Act and expenses incident to the issuance of shares of common stock, such as the cost of stock certificates, issue taxes, and fees of the transfer agent. The Underwriter will pay all expenses (other than expenses which one or more dealers may bear pursuant to any agreement with the Underwriter) incident to the sale and distribution of the shares issued or sold hereunder, including, without limiting the generality of the foregoing, all (1) expenses of printing and distributing any prospectus and of preparing, printing, and distributing or disseminating any other literature, advertising and selling aids in connection with the offering of the shares for sale (except that such expenses need not include expenses incurred by the Fund in connection with the preparation, printing and distribution of any report or other communication to stockholders in their capacity as such), (2) expenses of advertising in connection with such offering, and (3) expenses (other than the Fund's auditing expenses) of qualifying or continuing the qualification of the shares for sale, and, in connection therewith, of qualifying or continuing the qualification of the Fund as a dealer or broker under the laws of such states as may be designated by the Underwriter under the conditions herein specified.



         16. If, at any time during the existence of this agreement, the Fund shall deem it necessary or advisable in the best interests of the Fund that any amendment of this agreement be made in order to comply with the recommendations or requirements of the Securities and Exchange Commission or other governmental authority or to obtain any advantage under state or federal tax laws and shall notify the Underwriter of the form of amendment it deems necessary or advisable and the reasons therefor, and if the Underwriter declines to assent to such amendment, the Fund may terminate this agreement forthwith. If, at any time during the existence of this agreement, upon request by the Underwriter, the Fund fails after a reasonable time to make any changes in its Articles of Incorporation, or By-Laws, or in its methods of doing business, which are necessary in order to comply with any requirements of federal law or regulations of the Securities and Exchange Commission or of a national securities association of which the Underwriter is or may be a member, relating to the sale of these shares of the Fund, the Underwriter may terminate this agreement forthwith.
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         17.  This agreement shall become effective on the date hereof, and shall continue in effect until April 1, 1974 and from year to year thereafter, but only so long as such continuance is specifically approved at least annually in the manner required by the Investment Company Act of 1940. Either party hereto may terminate this agreement on any date by giving the other party at least sixty days' prior written notice of such termination specifying the date fixed therefor. Without prejudice to any other remedies of the Fund, in any such event the Fund may terminate this agreement at any time immediately upon any failure of fulfillment of any of the obligations of the Underwriter hereunder. This agreement shall automatically terminate in the event of its assignment.



         18. Any notice under this agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.



         IN WITNESS WHEREOF, the Fund and the Underwriter have caused this agreement to be executed in their names and on their behalf and under their corporate seals by and through their duly authorized officers all on the day and year first above written.



                                    STATE FARM INCOME FUND, INC.



                                    By   /s/ Edward B. Rust
                                       ------------------------------
                                         President


ATTEST:  /s/ Roger Joslin
       --------------------------
         Assistant Secretary



                                    STATE FARM INVESTMENT
                                               MANAGEMENT CORP.



                                    By   /s/ Richard F. Stockton
                                       ------------------------------
                                         Vice President


ATTEST:  /s/ John P. Redfern
       --------------------------
         Assistant Secretary